Exhibit A

Pursuant to Rule 13d-1(k) or Regulation 13D-G of the General Rule and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in capacities set forth below.

February 14, 2019

/s/ Gary Scheier
Signature

Gary Scheier
Attorney-in-fact for:

William E. Oberndorf (1)
Bill & Susan Oberndorf Foundation (1)
Oberndorf Investments LLC (1)
Peter C. Oberndorf (1)
Caroline G. Oberndorf (1)
William Oberndorf (2)

(1)	A Power of Attorney authorizing Gary Scheier to act on behalf of this person or entity was previously filed.

(2)	A Power of Attorney authorizing Gary Scheier to act on behalf of this person or entity is filed as Exhibit B.